                                                                    EXHIBIT 10.2

          =================================================================



                          PURCHASE AND SALE AGREEMENT


                            DATED NOVEMBER 25, 1997

                                  BY AND AMONG

               FUTURE PETROLEUM CORPORATION, A UTAH CORPORATION;

                     ENERGY CAPITAL INVESTMENT COMPANY PLC,
                         AN ENGLISH INVESTMENT COMPANY;

                     ENCAP EQUITY 1994 LIMITED PARTNERSHIP,
                        A TEXAS LIMITED PARTNERSHIP; AND

                    GECKO BOOTY 1994 I LIMITED PARTNERSHIP,
                          A TEXAS LIMITED PARTNERSHIP





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
                               TABLE OF CONTENTS

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
RECITALS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I  DEFINITIONS, REFERENCES AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2.  References and Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II  AGREEMENT TO PURCHASE AND SELL INTERESTS AND PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.1.  Conveyance of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.2.  Purchase Price and Payment for Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.3.  Conveyance of Gecko Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.4.  Purchase Price and Payment for Gecko Properties  . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.5.  Purchase Price Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.2.  Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.3.  Valid and Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.4.  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.5.  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.6.  Pending Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.7.  Title to Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.8.  BMC LP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.9.  Investment Experience  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.10. Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.11. Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.12. Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.13. Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.14. No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.15. Accredited Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.16. Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.2.  Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.3.  Valid and Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.4.  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.5.  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.6.  Pending Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.7.  Knowledgeable Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.8.  Closing Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.9.  SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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
ARTICLE V  CERTAIN COVENANTS REGARDING INFORMATION AND CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.1.  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.2.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES;
         TERMINATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.1.  Conditions Precedent to the Obligations of Buyer . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.2.  Conditions Precedent to the Obligations of Sellers . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII  CLOSING OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 7.1.  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 7.2.  Sellers' Closing Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 7.3.  Buyer's Closing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.4.  Delivery of Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.5.  Agreement Regarding Execution and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII  CERTAIN AGREEMENTS REGARDING PARTNERSHIP COSTS AND EXPENSES AND OTHER MATTERS . . . . . . . . . . . . .  22
         Section 8.1.  Partnership Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.2.  Production Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX  AGREEMENT REGARDING SPECIFIED BREACH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE X  CERTAIN POST-CLOSING AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.1.  Payment and Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.2.  Books, Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.3.  Notice of Material Events and Change of Address . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.4.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.5.  Maintenance of Existence and Qualifications . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.6.  Payment of Trade Liabilities, Taxes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.7.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.8.  Compliance with Agreements and Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.9.  Agreement to Deliver Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 10.10. Perfection and Protection of Security Interests and Liens . . . . . . . . . . . . . . . . . .  27
         Section 10.11. Election of LP Sellers' Nominee to Board of Directors . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XI  CERTAIN POST-CLOSING NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 11.1.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 11.2.  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 11.3.  Limitation on Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 11.4.  Limitation on Sales of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.5.  Limitation on Investments and New Businesses  . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.6.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 11.7.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





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
ARTICLE XII  POST-CLOSING EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.2.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XIII  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XIV  COMMISSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XV  MISCELLANEOUS MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.1.  Survival of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.2.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.3.  Binding Effect; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.4.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.5.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.6.  Public Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 15.7.  Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.8.  Deceptive Trade Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.9.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.10. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.11. No Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.12. Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 15.13. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT dated November 25, 1997, is made by and among Future Petroleum Corporation, a Utah corporation ("BUYER"), Energy Capital Investment Company PLC, an English investment company ("ENERGY PLC"), EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("ENCAP LP"), and Gecko Booty 1994 I Limited Partnership, a Texas limited partnership ("GECKO BOOTY LP").

                                   RECITALS:

         A. Reference is herein made to the following Texas limited partnerships: BMC Development No. 1 Limited Partnership ("BMC LP") and Future Acquisition 1995, Ltd. ("FUTURE LP"). BMC LP and Future LP are herein sometimes called the "PARTNERSHIPS".

         B. Benson-McCown & Company, a Texas corporation ("BMC INC."), is the sole general partner of BMC LP. Future Petroleum Corporation, a Texas corporation and a wholly-owned subsidiary of Buyer ("FUTURE TEXAS"), is the sole general partner of Future LP.

         C. Energy PLC and EnCap LP are the limited partners of each of the Partnerships and are herein sometimes called the "LP SELLERS". The interests of Energy PLC as a limited partner in each of the Partnerships are herein collectively called the "ENERGY PLC INTERESTS". The interests of EnCap LP as a limited partner in each of the Partnerships are herein collectively called the "ENCAP LP INTERESTS". The Energy PLC Interests and the EnCap LP Interests are herein collectively called the "INTERESTS".

         D. Geoscience Exploration CKO, Inc., a Texas corporation ("GEOEX"), is the sole general partner of Gecko Booty LP. Energy PLC and EnCap LP are the limited partners of Gecko Booty LP. Gecko Booty LP owns oil and gas properties situated in New Mexico and is herein sometimes called the "PROPERTY SELLER".

         E.      LP Sellers and Property Seller are herein sometime called
"SELLERS".

         F. Each LP Seller desires to sell to Buyer, and Buyer desires to purchase from each LP Seller, such LP Seller's respective Interests, on the terms and conditions contained herein.

         G. Property Seller desires to sell to Buyer, and Buyer desires to purchase from Property Seller, Property Seller's interest in its oil and gas properties, on the terms and conditions contained herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Buyer and Sellers do hereby agree as follows:

                                   ARTICLE I

                    DEFINITIONS, REFERENCES AND CONSTRUCTION

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the section, subsections or other subdivisions referred to below:

         "AGREEMENT" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "ASSIGNMENT" shall have the meaning assigned to such term in Section 7.2(b).

         "BMC INC." shall have the meaning assigned to such term in Paragraph B of the Recitals hereto.

         "BMC LP" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "BUYER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "CHANGE OF CONTROL" shall mean the occurrence of either of the following events: (a) any person or two or more persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by Buyer's management or their designees to be voted in favor of persons nominated by Buyer's Board of Directors) of 33% or more of the outstanding voting securities of Buyer, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Buyer) or (b) one-third or more of the directors of Buyer shall consist of persons not nominated by Buyer's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

         "CLOSING" and "CLOSING DATE" shall have the respective meanings assigned to such terms in Section 7.1.

         "CLOSING COSTS" shall mean the reasonable third party out-of-pocket costs and expenses incurred by Buyer and LP Sellers in connection with the preparation, negotiation and execution of this Agreement and all related documents, including the fees and expenses of legal counsel to LP Sellers.

         "CLOSING SHARES" shall mean the shares of Common Stock described in
Section 2.2.

         "COLLATERAL" shall mean all property of any kind which is subject to a Lien in favor of Sellers or which, under the terms of any Note Document, is purported to be subject to such a Lien.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

         "COMMON STOCK" shall mean shares of common stock of Buyer, $0.01 par value per share, and any shares issued or issuable with respect thereto by way of a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "CONSOLIDATED" refers to the consolidation of any person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such person and its properly consolidated subsidiaries.

         "CONVEYANCE" shall have the meaning assigned to such term in Section 7.2(c).

         "DEFAULT" shall mean an Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "DESIGNATED SHAREHOLDERS" shall mean Carl Price and Don Wm. Reynolds.

         "EFFECTIVE DATE" shall have the meaning assigned to such term in
Section 2.1.

         "ENGINEERING REPORT" shall mean the engineering report referenced in
Section 10.2(d).

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 12.1.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

         "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30 and December 31 of any year.

         "FISCAL YEAR" shall mean the twelve-month period ending on December 31 of any year.

         "FUTURE LP" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "FUTURE NEVADA" shall mean Future Energy Corporation, a Nevada corporation and a wholly-owned subsidiary of Buyer.

         "FUTURE TEXAS" shall have the meaning assigned to such term in Paragraph B of the Recitals hereto.

         "FUTURE WARRANTS" shall mean Warrants No.'s 1003, 1004, 1005 and 1006 entitling Sellers to acquire 287,500 shares of Common Stock.

         "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Buyer and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.

         "GECKO BOOTY LP" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "GECKO PROPERTIES" shall mean the "Subject Properties," as such term is used in the Conveyance.

         "GEOEX" shall have the meaning assigned to such term in Paragraph D of the Recitals hereto.

         "INDEBTEDNESS" of any person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under GAAP be shown on such person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations);(e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such person or for the creation of which such person directly or indirectly received payment), or
(l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any person shall not include Liabilities that were incurred by such person on ordinary trade terms to vendors, suppliers, or other persons providing goods and services for use by such person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "INITIAL FINANCIAL STATEMENTS" shall have the meaning assigned to such term in Section 4.9.

         "INTERESTS" shall have the meaning assigned to such term in Paragraph C of the Recitals hereto.

         "LIABILITIES" shall mean, as to any person, all indebtedness, liabilities and obligations of such person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIEN" shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" shall also mean any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LP SELLERS" shall have the meaning assigned to such term in Paragraph C of the Recitals hereto.

         "MATERIAL ADVERSE CHANGE" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (a) Buyer's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Buyer and its Subsidiaries, considered as a whole,
(c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Note Documents.

         "NOTE DOCUMENTS" shall mean the Notes, the provisions of Articles X, XI and XII of this Agreement, and the Security Documents.

         "NOTES" shall mean the promissory notes described in  Section 2.2 and
Section 2.4.

         "OBLIGATIONS" shall mean all Liabilities owing Sellers under or pursuant to the Notes or any of the Security Documents.

         "PARTNERSHIP PROPERTIES" shall mean the oil, gas and/or mineral leases and related assets owned by the Partnerships.

         "PARTNERSHIPS" shall have the meaning assigned to such term in Paragraph A of the Recitals hereto.

         "PDP RESERVES" shall mean Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

         "PDP RESERVES TO DEBT RATIO" shall mean the ratio obtained by dividing
(a) the pre-income tax value of projected net revenues attributable to the PDP Reserves of Buyer set forth in the most recent Engineering Report ascribed to the properties subject to the Security Documents, by (b) the outstanding unpaid principal amount of the Notes plus all accrued but unpaid interest thereon.

         "PERMITTED INVESTMENT" shall mean any investment, loan, advance, guaranty or capital contribution by Buyer or any Subsidiary in any of the following: (a) properties or assets to be used in the ordinary course of business of Buyer and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of Buyer and its Subsidiaries; (c) investments in one or more of Buyer's Subsidiaries or in any person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

         "PROPERTY SELLER" shall have the meaning assigned to such term in Paragraph D of the Recitals hereto.

         "PROVED RESERVES" shall mean "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

         "PROVED RESERVES TO DEBT RATIO" shall mean the ratio obtained by dividing (a) the pre-income tax value of projected net revenues attributable to the Proved Reserves of Buyer set forth in the most recent Engineering Report ascribed to the properties subject to the Security Documents, by (b) the outstanding unpaid principal amount of the Notes plus all accrued but unpaid interest thereon.

         "RESTRICTED PAYMENT" shall mean any Distribution (as defined below) in respect of Buyer or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by Buyer or another Subsidiary), including any Distribution resulting in the acquisition by Buyer of securities that would constitute treasury stock. As used in this definition, "DISTRIBUTION" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SECURITY DOCUMENTS" shall mean the instruments listed in Exhibit 2.1--Security Documents and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Buyer or any Subsidiary thereof to Sellers in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any of Buyer's or its Subsidiary's other duties and obligations under the Note Documents.

         "SELLERS" shall have the meaning assigned to such term in Paragraph E of the Recitals hereto.

         "SUBSIDIARY" shall mean, with respect to any person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such person

         SECTION 1.2.  REFERENCES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) Exhibits 2.1--Security Documents, 2.2, 2.4, 2.5, 6.1(d), 6.1(e), 6.2(d), 6.2(e), 7.2(b), 7.2(c), 7.2(d) and 7.2(e) are attached hereto.
Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

                                   ARTICLE II

            AGREEMENT TO PURCHASE AND SELL INTERESTS AND PROPERTIES

         SECTION 2.1. CONVEYANCE OF INTERESTS. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, each LP Seller shall sell to Buyer, and Buyer shall purchase and accept from the LP Seller, such LP Seller's Interests effective as of 7:00 a.m. local time on November 1, 1997 (the "EFFECTIVE DATE").

         SECTION 2.2.     PURCHASE PRICE AND PAYMENT FOR INTERESTS.   In
consideration of the transfer by each LP Seller to Buyer of such LP Seller's Interests, Buyer shall tender to such LP Seller an aggregate purchase price consisting of (a) a promissory note in the principal amount set forth opposite such LP Seller's name below and (b) the number of shares of Common Stock set forth opposite such LP Seller's name below:

         Seller              Principal Amount          No.of Shares
         ------              ----------------          ------------
         Energy PLC          $3,123,041                765,547

         EnCap LP            $3,301,959                809,453

Each promissory note shall be substantially in the form set forth in the attached Exhibit 2.2 in all material respects.

         SECTION 2.3. CONVEYANCE OF GECKO PROPERTIES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Property Seller shall sell to Buyer, and Buyer shall purchase and accept from Property Seller, the Gecko Properties effective as of the Effective Date.

         SECTION 2.4. PURCHASE PRICE AND PAYMENT FOR GECKO PROPERTIES. In consideration of the transfer by Property Seller to Buyer of the Gecko Properties, Buyer shall tender to Property Seller an aggregate purchase price consisting of a promissory note in the principal amount of $175,000, substantially in the form set forth in the attached Exhibit 2.4 in all material respects

         SECTION 2.5. PURCHASE PRICE ALLOCATION. Sellers and Buyer agree that the purchase prices payable under Sections 2.2 and 2.4 shall be allocated among LP Sellers' Interests (and the amount allocated to each such Interest shall be allocated among the assets held by the Partnership to which such Interest relates) and the Gecko Properties, as set forth in Exhibit 2.5 attached hereto. Buyer shall cause each Partnership to make an election under
Section 754 of the Internal Revenue Code (in this Section 2.5, the "CODE") in its tax return for the short period ending on the Closing Date to cause the tax bases of the assets owned by such Partnership to be adjusted under Section 743 of the Code to reflect the amounts allocated to such assets under the preceding sentence. In making such allocations, it is agreed that the Common Stock shall have a value equal to the opening bid price for the Common Stock on the OTC Bulletin Board on the date of execution of this Agreement and that such value will be used by Buyer in calculating the basis adjustments under Section 743 of the Code as provided above.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby severally and as to itself represents and warrants to Buyer as follows (provided, however, that it is expressly agreed the representations and warranties contained in Sections 3.7 through 3.15 are being made solely by LP Sellers on a several basis as to itself and not by Property Seller):

         SECTION 3.1. ORGANIZATION AND EXISTENCE. Such Seller is duly formed and validly existing under the laws of the jurisdiction of its formation.

         SECTION 3.2. POWER AND AUTHORITY. Such Seller has all requisite power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by such Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary on its part.

         SECTION 3.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by such Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by it and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 3.4. NON-CONTRAVENTION. Neither the execution, delivery, and performance by such Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of such Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which such Seller is a party or by which such Seller or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of such Seller, or (d) violate any applicable law, rule or regulation binding upon such Seller.

         SECTION 3.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by such Seller in connection with the execution, delivery, or performance by such Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by such Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 3.6.  PENDING LITIGATION.          There are no pending suits,
actions, or other proceedings in which such Seller is a party which affect such Seller's Interests (in the instance of a LP Seller) or the Gecko Properties (in the instance of the Gecko Properties) or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.7. TITLE TO INTERESTS. Such Seller (a) owns beneficially and of record such Seller's Interests and (b) has the absolute right to and, upon execution and delivery of the Assignment at Closing will, sell, assign, and transfer the interests to Buyer free and clear of all Liens. For purposes of this Section, the term "LIEN" shall mean any mortgage, pledge, security interest, lien, option, right, restriction on transfer or encumbrance of any nature other than restrictions that may be imposed by any federal or state securities laws or those that arise under the terms of the Partnership Agreements. Except by operation of this Agreement or the Partnership Agreements, there are no existing options, warrants, calls, subscriptions or other rights, agreements, commitments or claims of any nature granted or binding upon such Seller's granting or vesting in any party any claim or potential claim to such Seller's Interests.

         SECTION 3.8.     BMC LP.

         (a) BMC LP is duly formed and validly existing as a limited partnership under the laws of the State of Texas.

         (b) BMC LP has all requisite partnership power and authority to own its respective Partnership Properties and to conduct its respective business as currently conducted.

         (c) Such Seller is in compliance in all material respects with the terms and provisions of the Partnership Agreement governing BMC LP.

         (d) To the knowledge of such Seller (without having conducted any independent investigation), all expenses and liabilities of BMC LP have been, and are being, paid timely by BMC LP in all material respects, except for an invoice received by BMC LP in the amount of $11,500 from Price Waterhouse in connection with an audit of its financial statements for Fiscal Year 1996.

         (e) To the knowledge of such Seller (without having conducted any independent investigation), there are no material liabilities of BMC LP other than as disclosed in (i) BMC LP's audited balance sheet as of December 31, 1996, and the related audited statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, and
(ii) BMC LP's unaudited balance sheet as of June 30, 1997, other than liabilities which have arisen since June 30, 1997, in the ordinary course of business.

         SECTION 3.9. INVESTMENT EXPERIENCE. Such Seller is able to bear the economic risks of its investment in the Closing Shares, and consequently without limiting the generality of the foregoing, it is able to hold the Closing Shares acquired pursuant to the terms hereof for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Closing Shares in the event such loss should occur. Such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Closing Shares.

         SECTION 3.10. INVESTMENT INTENT. Such Seller is acquiring the Closing Shares for its own account for investment and not with view to the distribution, resale, subdivision, or fractionalization thereof, and it has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization.

         SECTION 3.11. RESTRICTED SECURITIES. Such Seller is aware that it must bear the economic risk of its investment in the Closing Shares for an indefinite period of time because the Closing Shares have not been registered under the Securities Act or under the securities laws of any state of the United States, and therefore cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Such Seller also recognizes that no U.S. federal or state agency has passed upon the Closing Shares to be issued hereunder to date or made any finding or determination as to the fairness of an investment in such shares. Such Seller agrees that the Closing Shares acquired by it hereunder shall not be sold, assigned, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

         SECTION 3.12. LEGEND. Such Seller acknowledges that a legend in substantially the following form will be placed on any certificate(s) evidencing the Closing Shares issued hereunder:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT."

Such Seller further understands that Buyer may refuse to register transfer of the Closing Shares issued hereunder in the absence of compliance with Rule 144 unless it furnishes Buyer with a "no-action" or interpretive letter from the Commission or an opinion of counsel reasonably acceptable to Buyer stating that the transfer may be effected without registration under the Securities Act.

         SECTION 3.13. ACCURACY OF INFORMATION. All information which such Seller has provided to Buyer or its agents or representatives concerning its suitability to hold the Closing Shares following the transactions contemplated hereby is complete, accurate and correct.

         SECTION 3.14. NO SOLICITATION. Such Seller was not any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Closing Shares under this Agreement.

         SECTION 3.15. ACCREDITED INVESTOR. Such Seller is an "accredited investor," as such term is defined in Regulation D promulgated pursuant to the Securities Act.

         SECTION 3.16. DISCLAIMER OF WARRANTIES. Other than those expressly set out in this Article III, each Seller hereby expressly disclaims any and all representations or warranties with respect to the Interests, the Gecko Properties or the transaction contemplated hereby, and Buyer agrees that the Interests and the Gecko Properties are being sold by each Seller (as applicable) "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Buyer acknowledges that each Seller has not made, and each Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) (a) as to the condition of the Gecko Properties or the Partnership Properties (INCLUDING WITHOUT LIMITATION, EACH SELLER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (b) as to the compliance by Gecko Booty or the Partnerships with applicable environmental laws, (c) as to the status of title to Gecko Properties or the Partnership Properties, or (d) as to the extent of oil, gas and/or other mineral reserves, the recoverability of or the cost of recovering any of such reserves, the value of reserves, prices (or anticipated prices) at which production has been or will be sold and the ability to sell oil or gas production from the Gecko Properties or the Partnership Properties.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Sellers as follows:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, legally existing and in good standing under the laws of the State of Utah.

         SECTION 4.2. POWER AND AUTHORITY. Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Buyer.

         SECTION 4.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.4. NON-CONTRAVENTION. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (c) except as contemplated by this Agreement, result in the creation or imposition of any lien or other encumbrance upon the properties of Buyer, or (d) violate any applicable law, rule or regulation binding upon Buyer.

         SECTION 4.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

         SECTION 4.6. PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which Buyer is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.7. KNOWLEDGEABLE PURCHASER. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Interests for purchase, and is acquiring the Interests and the Gecko Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws.

         SECTION 4.8. CLOSING SHARES. The Closing Shares have been duly authorized for such issuance and, when issued and delivered by Buyer in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Closing Shares under this Agreement is not subject to any preemptive or similar rights.

         SECTION 4.9. SEC FILINGS. Buyer is current in its obligations to file all periodic report and proxy statements with the Commission required to be filed under the Exchange Act. Parent's Annual Report on Form-10KSB for the year ended December 31, 1996, and Buyer's Quarterly Report on Form-10QSB for the quarter ending September 30, 1997 (in this Section called the "SEC DOCUMENTS") do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. The audited Consolidated financial statements and unaudited Consolidated interim financial statements of Buyer included in the SEC Documents (the "INITIAL FINANCIAL STATEMENTS") present fairly in all material respects, in conformity with GAAP applied on a consistent basis, the Consolidated financial position of Buyer as of the dates thereof and its Consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end audit adjustments in the case of the unaudited interim financial statements). Since September 30, 1997, there have been no material developments, transactions or events affecting Buyer (other than developments or events affecting the oil and gas exploration and production industry generally) other than as disclosed by Buyer in the SEC Documents or to Sellers in writing. There are no material liabilities of Buyer (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein.

                                   ARTICLE V

          CERTAIN COVENANTS REGARDING INFORMATION AND CONFIDENTIALITY

         SECTION 5.1. ACCESS TO INFORMATION. From the date hereof until Closing, each Seller will use its reasonable best efforts to give Buyer, and its attorneys and other representatives, access at all reasonable times to the books and records of each Partnership and to any contract files, lease or other title files, production files, well files and other files of Gecko Booty (in the instance of Property Seller) and each Partnership (in the instance of LP Sellers) pertaining to the ownership or operation of the Gecko Properties or the Partnership Properties (as applicable), and each Seller will use its reasonable best efforts to arrange for Buyer, and its attorneys and other representatives, to have access to any such files in the respective office of Property Seller and each Partnership (as applicable). No Seller shall be obligated to provide Buyer with access to any records or data which such Seller cannot provide to Buyer without, in its reasonable opinion, breaching confidentiality agreements with other parties. Buyer recognizes and agrees that all materials made available to it (whether pursuant to this Section or otherwise) in connection with the transactions contemplated hereby are made available to it as an accommodation and without representation or warranty of any kind as to the accuracy and completeness of such materials. From the date hereof until Closing, Buyer will furnish each Seller and its attorneys and other representatives such information with respect to Buyer as such Seller shall from time to time reasonably request. Buyer shall not be obligated to provide Sellers with access to any records or data which Buyer cannot provide to Sellers without, in its reasonable opinion, breaching confidentiality agreements with other parties.

         SECTION 5.2.     CONFIDENTIALITY.

         (a) Each Receiving Party (as defined below) agrees that all Confidential Information (as defined below) shall be kept confidential by the Receiving Party and shall not be disclosed by the Receiving Party in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, and financial advisors) of the Receiving Party (collectively, for purposes of this Section, "RECEIVING PARTY REPRESENTATIVES") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that each Receiving Party Representative shall be informed by the Receiving Party of the confidential nature of such information and shall be required to treat such information confidentially and that the Receiving Party and a Receiving Party Representative shall be responsible for any breach of this Section by such Receiving Party Representative), (ii) any disclosure of Confidential Information may be made to the extent to which the Disclosing Party (as defined below) consents in writing, (iii) Confidential Information may be disclosed by the Receiving Party or any Receiving Party Representative to the extent that, in the opinion of counsel for the Receiving Party or such Receiving Party Representative, the Receiving Party or such Receiving Party Representative is legally compelled to do so, provided that, prior to making such disclosure, the Receiving Party or such Receiving Party Representative, as the case may be, advises and consults with the Disclosing Party regarding such disclosure and provided further that the Receiving Party or such Receiving Party Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required. The Receiving Party agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby.
The term "CONFIDENTIAL INFORMATION", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of the Receiving Party from the Disclosing Party or its representatives pursuant to this Section and all similar information obtained from the Disclosing Party or its representatives by or on behalf of the Receiving Party prior to the date of this Agreement, other than information which (A) was or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any Receiving Party Representative, (B) was or becomes available to the Receiving Party on a nonconfidential basis prior to disclosure to the Receiving Party by the Disclosing Party or its representatives, or (C) was or becomes available to the Receiving Party from a source other than the Disclosing Party and its representatives, provided that such source is not known by the Receiving Party (after reasonable due inquiry) to be bound by a legal, contractual or fiduciary obligation to the Disclosing Party. As used in this Section, the term "RECEIVING PARTY" shall mean (x) Buyer, when the Disclosing Party is a Seller, and (y) a Seller, when the Disclosing Party is Buyer. As used in this Section, the term "DISCLOSING PARTY" shall mean (xx) Buyer, when the Receiving Party is a Seller, and (yy) a Seller, when the Receiving Party is Buyer.

         (b) If this Agreement is terminated, the Receiving Party shall promptly return at its expense, and shall cause all Receiving Party Representatives to promptly return at the Receiving Party's or such Receiving Party Representatives' expense, all Confidential Information to the Disclosing Party without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the Receiving Party or the Receiving Party Representatives shall be destroyed (and the Receiving Party and each Receiving Party Representative shall certify such destruction in writing to the Disclosing Party if requested by the Disclosing Party).

                                   ARTICLE VI

  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES; TERMINATION RIGHTS

         SECTION 6.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of each Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

         (b) Each Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by each Seller prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) BMC Inc. shall have executed and delivered to Future Texas an assignment of its interest in BMC LP substantially in the form attached hereto as Exhibit 6.1(d) in all material respects.

         (e) BMC LP shall have not sold, transferred or otherwise disposed of any of the Partnership Properties listed in the attached Exhibit 6.1(e), except that BMC LP shall be permitted to assign to BMC Inc. the interest of BMC LP in the Logue-Wilson No. 1 well located in Grant County, Oklahoma, either prior to or contemporaneously with the Closing.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in breach of its obligations hereunder in the absence of a Seller also being in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 5.2 and Article XIV which will survive such termination).

         SECTION 6.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS. The obligations of Sellers under this Agreement are subject to the each of the following conditions being met:

         (a) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Sellers.

         (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Sellers) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) Sellers shall have received an opinion of counsel reasonably acceptable to Sellers dated the Closing Date covering the matters described in
Exhibit 6.2(d) and in a form reasonably acceptable to Sellers.

         (e) The Designated Shareholders shall have executed and delivered that certain Voting Agreement substantially in the form attached as Exhibit 6.2(e) in all material respects.

If any such condition on the obligations of Sellers under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) a Seller is not in breach of its obligations hereunder in the absence of Buyer also being in breach of its obligations hereunder, this Agreement may, at the option of a Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Section 5.2 and Article XIV which will survive such termination).

                                  ARTICLE VII

                             CLOSING OF TRANSACTION

         SECTION 7.1. THE CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Thompson & Knight, P.C., at 1700 Texas Commerce Tower, 600 Travis Street, Houston, Texas, at 10:00 a.m. Central Standard Time, on November 25, 1997, or at such other date and time as the Buyer and Sellers may mutually agree upon (such date and time being herein called the "CLOSING DATE").

         SECTION 7.2.  SELLERS' CLOSING OBLIGATIONS.  At the Closing:

                 (a) each Seller shall deliver to Buyer a certificate executed by an authorized representative of such Seller dated the Closing Date, certifying to Buyer that (i) such Seller has complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date and (ii) the representations and warranties made by such Seller herein are true and correct in all material respects as if made on and as of the Closing Date;

                 (b) each LP Seller shall execute and deliver that certain Assignment of Limited Partner Interest (the "ASSIGNMENT"), substantially in the form attached hereto as Exhibit 7.2(b) in all material respects;

                 (c) Property Seller shall execute and deliver that certain Conveyance (the "CONVEYANCE"), substantially in the form attached hereto as Exhibit 7.2(c) in all material respects;

                 (d) each LP Seller shall execute and deliver that certain Registration Rights Agreement, substantially in the form attached hereto as Exhibit 7.2(d) in all material respects;

                 (e) LP Sellers shall execute and deliver that certain Waiver, substantially in the form attached hereto as Exhibit 7.2(e) in all material respects;

                 (f) LP Sellers shall deliver for cancellation the Future Warrants; and

                 (g) LP Sellers shall execute and deliver that certain Voting Agreement in the form attached hereto as Exhibit 6.2(e) in all material respects.

                 SECTION 7.3. BUYER'S CLOSING OBLIGATIONS. At the Closing, Buyer shall:

                 (a) deliver to Sellers a certificate of existence and good standing with respect to Buyer issued by appropriate public officials of the State of Utah and dated no earlier than three business days prior to the Closing Date;

                 (b) deliver to Sellers a certificate of existence and good standing with respect to Future Texas issued by appropriate public officials of the State of Texas and dated no earlier than three business days prior to the Closing Date;

                 (c) deliver to Sellers a certificate of existence and good standing with respect to Future Nevada issued by appropriate public officials of the State of Nevada and dated no earlier than three business days prior to the Closing Date;

                 (d) deliver to Sellers a certificate executed by an authorized officer of Buyer dated the Closing Date, certifying to Sellers that (i) Buyer has complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date and (ii) the representations and warranties made by Buyer herein are true and correct in all material respects as if made on and as of the Closing Date;

                 (e) deliver to Sellers an "Omnibus Certificate" of the Secretary and President of each of Buyer, Future Texas and Future Nevada, which shall contain the names and signatures of the officers of Buyer, Future Texas and Future Nevada, respectively, authorized to execute this Agreement, the Security Documents and the Note Documents to which entity is a party and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of the resolutions duly adopted by the Board of Directors of Buyer, Future Texas and Future Nevada (as applicable), with respect to the execution, delivery and performance of this Agreement, the Security Documents and the Note Documents to which such entity is a party; (ii) a copy of the charter documents of Buyer, Future Texas and Future Nevada (as applicable); and (iii) a copy of the bylaws of Buyer, Future Texas and Future Nevada (as applicable);

                 (f)      execute and deliver to Sellers the Notes;

                 (g)      issue and deliver to LP Sellers the Closing Shares;

                 (h) execute and deliver (or cause to be executed and delivered) to Sellers each Security Document listed in the attached 2.1--Security Documents and any collateral to be delivered at Closing thereunder; and

                 (i) execute and deliver that certain Registration Rights Agreement substantially in the form attached hereto as Exhibit 7.2(d) in all material respects.

         SECTION 7.4.  DELIVERY OF FILES.  Within 30 days after the Closing,
(i) LP Sellers shall deliver (or cause to be delivered) to Buyer the limited partnership files, records and other materials for BMC LP and (ii) Property Seller shall deliver to Buyer the files, records and other materials relating to the Gecko Properties. Notwithstanding the foregoing, to the extent such files or other materials include items which cannot be provided to Buyer without, in the reasonable opinion of Sellers, breaching confidentiality agreements with other parties, Sellers shall have no obligation to furnish (or cause to be furnished) such items; provided, that if requested by Buyer, Sellers shall identify any such agreement and use their reasonable best efforts to obtain an amendment or waiver of such agreement to permit such materials to be delivered to Buyer. Sellers may retain copies of all or any parts of the files or other materials so furnished, and all costs of copying such files shall be borne by Sellers. So long as such files or other materials so delivered by Sellers to Buyer are maintained by Buyer, Buyer shall permit Sellers and their representatives to have access to the same; for a period of three years after Closing Buyer shall advise Sellers before it destroys any such files, records or other materials (and will, if requested by Sellers, deliver to Sellers any files or other materials it intends to destroy).

         SECTION 7.5. AGREEMENT REGARDING EXECUTION AND DELIVERY. Buyer, for itself and on behalf of the Partnerships, hereby acknowledges and agrees that (a) the consummation of the transactions contemplated hereunder, including without limitation the extension of credit under the Notes, the guarantee by the Partnerships of the Notes, and the granting of liens and security interests by Buyer and the Partnerships to secure the Notes and such guarantee, are intended to be simultaneous for all intents and purposes, and (b) Buyer and each Partnership shall be deemed to have executed and delivered each Note Document (including each Security Document), immediately prior to or simultaneously with the extension of credit under the Notes.

                                  ARTICLE VIII

 CERTAIN AGREEMENTS REGARDING PARTNERSHIP COSTS AND EXPENSES AND OTHER MATTERS

         SECTION 8.1.     PARTNERSHIP COSTS AND EXPENSES.

         (a) With respect to BMC LP, it is specifically agreed by and between Buyer and LP Sellers as follows: (i) Buyer shall be entitled to receive all cash distributions attributable to the Interests therein made by BMC LP on or after the Effective Date (regardless of whether such distributions are attributable to revenues arising prior to the Effective Date); and (ii) except as provided below in this subsection (a), Buyer shall be obligated to bear all costs and expenses of BMC LP unpaid on or incurred after the Effective Date and attributable to the Interests therein; provided, however, that Buyer shall have no liability for, and LP Sellers agree to bear and pay the following costs and expenses: (A) the reasonable costs and expenses incurred by BMC LP in connection with the preparation and filing of a federal income tax return covering the short tax year commencing January 1, 1997 and ending the Closing Date; and (B) any fees and expenses of the independent public accountants of BMC LP unpaid as of the Closing Date.

         (b) With respect to Future LP, it is specifically acknowledged and agreed by and between Buyer and LP Sellers as follows: (i) LP Sellers shall be entitled to receive from Future LP all distributions reflected in the schedule received in October 1997 with respect to August 1997 production save for and except an amount equal to one-half of the Closing Costs; (ii) LP Sellers have previously paid their allocable share of the costs and expenses of Future LP for September 1997 and shall not be reimbursed by Future LP for such amounts;
(iii) Future LP shall be entitled to retain all net cash flow attributable to production of Future LP commencing September 1997; and (iv) Future Texas and Future Nevada shall be responsible for and shall bear all costs of Future LP commencing October 1, 1997 and LP Sellers shall have no responsibility to make capital contributions with respect thereto.

         (c) Buyer and LP Sellers agree that on or before 90 days after Closing, they shall meet at a time and place mutually agreeable and review the status of cash amounts received or paid under subsections (a) and (b) above for the purpose of reconciling such and other amounts with the terms and provisions of such subsections and to make any necessary payments to each other as a result of such reconciliation.

         SECTION 8.2. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, Future Texas and the Partnerships are and will be assigning to Sellers all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Future Texas and the Partnerships may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Sellers may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Future Texas and the Partnerships or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Sellers to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Sellers to Future Texas or the Partnerships constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Sellers to collect other Production Proceeds thereafter.

                                   ARTICLE IX

                      AGREEMENT REGARDING SPECIFIED BREACH

         (a) The representations and warranties of LP Sellers contained in Sections 3.8(d) and (e) shall survive the Closing until the one-year anniversary of the Closing Date (in this Article IX called the "SURVIVAL DATE").

         (b) Subject to the terms and conditions of this Article IX, each LP Seller severally (and not jointly and severally) agrees to indemnify and hold harmless Buyer from and against any and all claims, actions, liabilities, damages, costs and expenses (including court costs and attorneys' fees) (in this Article IX, "DAMAGES") incurred by Buyer by reason of or resulting from a breach by such Seller of its representations and warranties contained in Sections 3.8(d) and (e).

         (c)    No Seller shall have any indemnification obligation under this
Article IX unless before the Survival Date it shall have received from Buyer written notice of the claim for or in respect of which indemnification is sought (in this Article IX, the "NOTICE"). The Notice shall set forth with reasonable specificity (i) the basis under this Article, and the facts that otherwise form the basis, of such claim and (ii) the estimate of the amount of the Damages and a calculation or explanation of how such amount was arrived.

         (d) Any amounts due and owing Buyer by a LP Seller hereunder shall be satisfied solely by the transfer and assignment by such LP Seller to Buyer of the number of Closing Shares determined by the following formula: A = B/C, where "A" is the number of Closing Shares, where "B" is such LP Seller's several share of the Damages, and where "C" is the Average Price. Such transfer and assignment shall be made by a LP Seller within 20 days of the date on which it receives the Notice, unless such LP Seller in good faith disputes the claim set forth in the Notice, in which event such transfer and assignment shall be made within 20 days of the date on which such dispute is resolved (provided such dispute is resolved in favor of Buyer). As used in this subsection (d), the term "AVERAGE PRICE" shall equal the average of the last reported sales prices for the Common Stock for the 15 consecutive Trading Days (as defined below) immediately preceding the date of the Notice (or the date on which the dispute is resolved, if applicable and provided the dispute is resolved in favor of Buyer). The last reported sales price for each day shall be the last reported sale price of the Common Stock on such date on the exchange where it is primarily traded, or, if the Common Stock is not traded on an exchange, the Common Stock shall be valued at the last reported sale price on such date on the NASDAQ National Market System, or, if the Common Stock is not reported on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, the Common Stock shall be valued at the closing bid price (or average of bid prices) last quoted on such date as reported by an established quotation service for over-the-counter securities. As used above, the term "TRADING DAYS" shall mean
(i) if the Common Stock is listed or admitted for trading on any generally recognized U.S. securities exchange, days on which such securities exchange is open for business and (ii) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

         (e) Notwithstanding anything to the contrary herein, no indemnification shall be required to be made by Sellers pursuant to this
Article IX except to the extent that the aggregate amount of the Damages exceeds $10,000.

         (f) Notwithstanding anything to the contrary herein, the maximum aggregate number of Closing Shares Sellers shall collectively be obligated to transfer and assign to Buyer hereunder shall be 150,000.

                                   ARTICLE X

                   CERTAIN POST-CLOSING AFFIRMATIVE COVENANTS

         To induce Sellers to enter into this Agreement, Buyer warrants, covenants and agrees that until the full and final payment of the Obligations, unless the LP Sellers have previously otherwise agreed:

         SECTION 10.1. PAYMENT AND PERFORMANCE. Buyer will pay all amounts due under the Notes in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in this Agreement. Buyer will cause each of its Subsidiaries to observe, perform and comply with every such term, covenant and condition.

         SECTION 10.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Buyer and each of its Subsidiaries will at all times maintain full and accurate books of account and records. Buyer will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each LP Seller at Buyer's expense:

         (a) As soon as available, and in any event within ninety-five (95) days after the end of each Fiscal Year, complete Consolidated financial statements of Buyer together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Buyer and acceptable to the Sellers, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

         (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Buyer's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Buyer's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Buyer will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in a form reasonably acceptable to LP Sellers signed by the chief financial officer of Buyer stating that such financial statements are accurate and complete (subject to normal year-end adjustments) and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Buyer to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Buyer with any securities exchange, the Commission or any similar governmental authority.

         (d) Annually within 115 days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 1997, a report containing
(i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding Fiscal Year attributable to the interest of the Buyer therein, (ii) a projection of the rate of production of and net income from such reserves with respect to such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10%, and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared by an independent petroleum engineer acceptable to Sellers in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices used by Houston Energy Banks, as reported by Madison Energy Advisors, Inc., escalated at a rate not to exceed 3% per annum, (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by Buyer, escalated at the same rate, if any, being applied to prices, and (3) such other assumptions as shall be reasonably acceptable to Sellers.

         (e) Promptly, such other information with respect to the business and operations of Buyer and its Subsidiaries, as LP Sellers may reasonably request.
         SECTION 10.3. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Buyer will promptly notify each LP Seller in writing, stating that such notice is being given pursuant to this Agreement, of:

                 (a)  the occurrence of any Material Adverse Change,

                 (b)  the occurrence of any Default,

                 (c) the acceleration of the maturity of any indebtedness owed by Buyer or any Subsidiary thereof or of any default by any Buyer or any such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                 (d) any claim of $100,000 or more, any notice of potential liability under any environmental laws which might exceed such amount, or any other material adverse claim asserted against Buyer or any Subsidiary thereof or with respect to Buyer or any of such Subsidiary's properties, and

                 (e) the filing of any suit or proceeding against Buyer or any Subsidiary thereof in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Buyer and any Subsidiary thereof will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Buyer will also notify LP Sellers in writing at least twenty business days prior to the date that Buyer or any Subsidiary thereof changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting LP Sellers to prepare the same.

         SECTION 10.4. MAINTENANCE OF PROPERTIES. Buyer and each of its Subsidiaries will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         SECTION 10.5. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Buyer and each of its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not cause a Material Adverse Change.

         SECTION 10.6. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Buyer and each of its Subsidiaries will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) pay when due all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Buyer and each of its Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         SECTION 10.7. INSURANCE. Buyer and each of its Subsidiaries will keep or cause to be kept insured by financially sound and reputable insurers its properties in such forms and amounts and against such risks as are customary for persons engaged in the same or similar business of owning and operating similar properties. Upon demand by LP Sellers any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Sellers as its interests may appear and (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to LP Sellers

         SECTION 10.8. COMPLIANCE WITH AGREEMENTS AND LAW. Buyer and each of its Subsidiaries will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Buyer and each of its Subsidiaries will conduct its business and affairs in compliance with all laws applicable thereto.

         SECTION 10.9. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Buyer agrees to deliver and to cause each of its Subsidiaries to deliver, to further secure the Notes whenever requested by LP Sellers in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Sellers for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by Buyer and any such Subsidiary.

         SECTION 10.10. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Buyer will from time to time deliver, and will cause each of its Subsidiaries from time to time to deliver, to LP Sellers any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Buyer or any such Subsidiary in form and substance satisfactory to LP Sellers, which LP

Sellers request for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         SECTION 10.11.  ELECTION OF LP SELLERS' NOMINEE TO BOARD OF DIRECTORS.

         (a) Within 30 days from the date hereof, Buyer will cause a vacancy to occur on its Board of Directors and will appoint to fill such vacancy the Sellers' Nominee. As used in this Section, the "LP SELLERS' NOMINEE" shall mean a person designated by LP Sellers, subject to the consent of Buyer (which consent shall not be unreasonably withheld).

         (b) Commencing on the date hereof and ending when LP Sellers or its Affiliates (as defined below) either (i) during the period of time the Notes are outstanding, no longer beneficially own at least 2% of all Voting Securities (as defined below), or (ii) after the Notes have been paid in full, no longer own beneficially at least 10% of all Voting Securities, Buyer (A) will nominate or cause to be nominated for election to Buyer's Board of Directors the LP Sellers' Nominee and (B) will use its reasonable best efforts to cause the LP Sellers' Nominee to be elected to Buyer's Board of Directors.

         (c) In the event of the death, incapacity, resignation or removal of the LP Sellers' Nominee preventing his or her serving on Buyer's Board of Directors, Buyer will appoint another LP Sellers' Nominee to fill the vacancy created thereby.

         (d) As used in this Section, (i) the term "AFFILIATE" shall mean, with respect to any person, a person directly or indirectly controlling, controlled by or under common control with, such other person, and (ii) "VOTING SECURITIES" shall mean Common Stock and any other securities of Buyer entitled to vote generally for the election of directors of Buyer.

                                   ARTICLE XI

                    CERTAIN POST-CLOSING NEGATIVE COVENANTS

         To induce Sellers to enter into this Agreement, Buyer warrants, covenants and agrees that until the full and final payment of the Obligations, unless LP Sellers have previously otherwise agreed:

         SECTION 11.1. INDEBTEDNESS. Neither Buyer nor any Subsidiary thereof will in any manner owe or be liable for Indebtedness except:

         (a)       the Obligations.

         (b) obligations under operating leases entered into in the ordinary course of Buyer's or its Subsidiaries' business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects.

         (c) Indebtedness owed by Buyer or any Subsidiary thereof which is subordinated to the Obligations upon terms and conditions satisfactory to LP Sellers in their sole and absolute discretion.

         (d) purchase money Indebtedness in an aggregate principal amount not to exceed $200,000 at any time, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset.

         (e) Indebtedness in the principal amount of approximately $20,000 owed Bank One Texas on a workover rig.

         (f) Indebtedness in the principal amount of approximately $20,000 owed Sam Henderson.

         SECTION 11.2. LIMITATION ON LIENS. Neither Buyer nor any Subsidiary thereof will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following:

         (a)     Liens which secure Obligations only.

         (b) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or for which adequate reserves have been set aside.

         (c)     Liens securing Indebtedness described in Section 11.1(d).

         (d) Existing Lien in favor of Sam Henderson covering properties located in Wichita County, Texas.

         (e) Existing Lien in favor of Bank One Texas on the Indebtedness described in Section 11.1 (e).

         SECTION 11.3. LIMITATION ON MERGERS. Except as expressly provided in this Section neither Buyer nor any Subsidiary thereof will merge or consolidate with or into any other business entity. Any Subsidiary of Buyer may, however, be merged into or consolidated with either Buyer or another Subsidiary which is wholly-owned by Buyer, so long as Buyer or the Subsidiary wholly-owned by Buyer is the surviving business entity. Buyer will not issue any securities other than shares of its common stock or any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Buyer will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Buyer. No Subsidiary of Buyer which is a partnership will allow any diminution of Buyer's interest (direct or indirect) therein.

         SECTION 11.4. LIMITATION ON SALES OF PROPERTY. Neither Buyer nor any Subsidiary thereof will sell, transfer, lease, exchange, alienate or dispose of any Collateral except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year (commencing with Fiscal Year
1998), provided that the net proceeds attributable to any such sales shall be used by Buyer to prepay the Notes.

         SECTION 11.5. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. Neither Buyer nor any Subsidiary thereof will make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

         SECTION 11.6. TRANSACTIONS WITH AFFILIATES. Neither Buyer nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with persons other than such Affiliates, provided that such restriction shall not apply to transactions among Buyer and its wholly-owned Subsidiaries.

         SECTION 11.7. RESTRICTED PAYMENTS. Buyer will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.

                                  ARTICLE XII

                  POST-CLOSING EVENTS OF DEFAULT AND REMEDIES

         SECTION 12.1. EVENTS OF DEFAULT. Each of the following constitutes an "EVENT OF DEFAULT" for purposes of the Notes and this Agreement:

         (a) a default in the payment of principal of any Note when and as the same shall become due and payable;

         (b) a default in the payment of any interest upon any Note when such interest becomes due and payable and continuance of such default for a period of 5 business days;

         (c) a default in the performance or observation of any covenant, agreement or condition contained in either Article X or Article XI, which default is not remedied within 30 days after the earlier of (i) the day on which Buyer first obtains knowledge of such default or (ii) the day on which written notice thereof is given to Buyer by the holder of any Note;

         (d) the Proved Reserves to Debt Ratio is less than 1.6 to 1, which default is not remedied within 30 days after the day on which written notice thereof is given to Buyer by the holder of any Note;

         (e) the PDP Reserves to Debt Ratio is less than 1.1 to 1, which default is not remedied within 30 days after the day on which written notice thereof is given to Buyer by the holder of any Note;

         (f) any "default" or "event of default" occurs under any Note Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Note Document;

         (g) any representation or warranty previously, presently or hereafter made in writing by or on behalf of Buyer or any Subsidiary thereof in connection with this Agreement or any Note Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, which default is not remedied within 30 days after the earlier of (i) the day on which Buyer first obtains knowledge of such default or (ii) the day on which written notice thereof is given to Buyer by the holder of any Note;

         (h) Buyer or any Subsidiary thereof fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000, or breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i)     Buyer or any Subsidiary thereof:

                 (i) suffers the entry against it of a judgment, decree or order for relief by a tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                 (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                 (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                 (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Sellers in their discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                 (v) suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

         (j)     Any Change in Control occurs; and

         (k)     Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (i)(i),
(i)(ii) or (i)(iii) of this section with respect to Buyer or a Subsidiary thereof, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Buyer and each such Subsidiary. Upon the occurrence of an Event of Default described in subsection (a) or subsection
(b), any Seller may during its continuance, by written notice to Buyer declare the Note held by it to be due and payable, whereupon such Note shall forewith mature and become due and payable. Upon the occurrence of any other Event of Default, the Majority of Sellers may at any time during its continuance, declare all of the Notes to be due and payable, whereupon all of the Notes shall forewith mature and become due and payable. As used in the immediately preceding sentence, the term "MAJORITY OF THE SELLERS" shall mean those Seller(s) who hold 51% in aggregate principal amount of the Notes at the time outstanding, exclusive of any Notes held by Buyer or any Subsidiary.

         SECTION 12.2. REMEDIES. If any Default shall occur and be continuing, each Seller may protect and enforce its rights under the Note Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Note Document, and each Seller may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have; provided, that if (i) an Event of Default has occurred under Section 12.1(a) or Section 12.1(b) and (ii) for a period of not less than three months, the outstanding aggregate amount of principal and interest payments with respect to which Buyer is in Default equals or exceeds $200,000, Buyer agrees that upon demand from LP Sellers it will immediately (A) cause the size of Buyer's Board of Directors to be increased in number such that, after such increase and the terms of this proviso, the LP Sellers' Nominee plus the persons designated pursuant to clause
(B) below will constitute a majority in number of Buyer's Board of Directors and (B) appoint to fill such vacancies persons designated by LP Sellers; further, Buyer agrees that the persons so selected to serve on Buyer's Board of Directors shall remain in office for a period of at least six months subsequent to Buyer curing the above Event of Default and any other outstanding Defaults. All rights, remedies and powers conferred upon Sellers under the Note Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Note Documents or at law or in equity.

                                  ARTICLE XIII

                                    NOTICES

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         If to Sellers:           Energy Capital Investment Company PLC
                                  Encap Equity 1994 Limited Partnership
                                  % EnCap Investments L.C.
                                  1100 Louisiana
                                  Suite 3150
                                  Houston, Texas  77002
                                  Attention: Colin Nisbeth
                                  Fax No.: 713-659-6130
                                  with a copy to:

                                  Michael K. Pierce
                                  Thompson & Knight, P.C.
                                  1700 Texas Commerce Tower
                                  600 Travis
                                  Houston, Texas  77002
                                  Fax No.: 713-217-2828

                                  Gecko Booty 1994 I Limited Partnership
                                  % Benny M. Barton
                                  5720 Templin Way
                                  Plano, Texas 75093

         If to Buyer:             2351 West Northwest Highway, Suite 2130
                                  Dallas, Texas  75220
                                  Attention: Carl Price
                                  Fax No.: 214-350-8382

and shall be considered delivered on the date of receipt. Either Buyer or a Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.

                                  ARTICLE XIV

                                  COMMISSIONS

         Each Seller severally agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, such Seller with any broker or finder in connection with this Agreement or the transactions contemplated hereby. Buyer agrees to indemnify and hold harmless Sellers from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE XV

                             MISCELLANEOUS MATTERS

         SECTION 15.1. SURVIVAL OF PROVISIONS. All representations and warranties made herein by Buyer and Sellers shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time, and (except as provided in Article IX) all of such representations and warranties shall survive the Closing and the delivery of the Assignments. The provisions of, and the obligations of the parties under, Article VIII (to the extent the same are, by mutual agreement, not performed at Closing), and Articles IX through XV inclusive shall survive the Closing and the delivery of the Assignments.

         SECTION 15.2. FURTHER ASSURANCES. From time to time after the Closing, at the request of any party hereto and without further consideration, each Seller, on the one hand, and Buyer, on the other hand, shall execute and deliver to the requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         SECTION 15.3. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Buyer, on the one hand, or a Seller, on the other hand, shall have the right to assign its rights under this Agreement, without the prior written consent of Sellers or Buyer (as applicable) first having been obtained.

         SECTION 15.4. EXPENSES. LP Sellers, on the one hand, and Buyer, on the other hand, shall each bear and pay one-half of all Closing Costs.

         SECTION 15.5. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         SECTION 15.6. PUBLIC STATEMENTS. Sellers and Buyer shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Buyer, on the one hand, nor a Seller, on the other hand, shall issue any publicity or other release without furnishing the other a copy of such publicity or release no less than one business day prior to release.

         SECTION 15.7. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement (including Section 5.2) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         SECTION 15.8. DECEPTIVE TRADE PRACTICES. To the extent applicable to the transaction contemplated hereby or any portion thereof, BUYER CAN AND DOES EXPRESSLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IN CONNECTION WITH SUCH WAIVER, BUYER REPRESENTS TO SELLERS THAT THEY (a) ARE IN THE BUSINESS OF SEEKING OR ACQUIRING BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (b) HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE THEM TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY AND (c) ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

         SECTION 15.9. AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by Buyer and LP Sellers, provided that no amendment, modification, supplement, restatement, discharge or waiver shall be made which materially and adversely affects Property Seller without the written consent of Property Seller.

         SECTION 15.10. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         SECTION 15.11. NO WAIVER. The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future.
No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         SECTION 15.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 15.13. COUNTERPARTS. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument.



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                                      -37-

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                            "SELLERS":

                                            ENERGY CAPITAL INVESTMENT
                                            COMPANY PLC


                                            By: /s/ GARY R. PETERSEN
                                               ---------------------------------
                                            Name: Gary R. Petersen
                                            Title: Director


                                            ENCAP EQUITY 1994 LIMITED
                                                  PARTNERSHIP

                                            By:   ENCAP INVESTMENTS L.C.,
                                                     General Partner


                                            By: /s/ GARY R. PETERSEN
                                               ---------------------------------
                                            Name: Gary R. Petersen
                                            Title:  Managing Director


                                            GECKO BOOTY 1994 I LIMITED
                                            PARTNERSHIP

                                            By:      GEOSCIENCE EXPLORATION CKO,
                                                          INC., General Partner

                                            By: /s/ BENNY M. BARTON
                                               ---------------------------------
                                            Name: Benny M. Barton
                                            Title: Chairman of the Board


                                            "BUYER":

                                            FUTURE PETROLEUM CORPORATION, a
                                            Utah Corporation


                                            By: /s/ CARL PRICE
                                               ---------------------------------
                                            Name: Carl Price
                                            Title: President